EXHIBIT 21

                              LIST OF SUBSIDIARIES

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Entity                                             Jurisdiction of Formation
Envoy Inns of Morrisville, LLC                             Delaware
JAGI Cleveland - Hudson, LLC                               Delaware
JAGI Cleveland - Independence, LLC                         Delaware
JAGI Montrose West, LLC                                    Delaware
JAGI North Canton, LLC                                     Delaware
Janus American Services Corp.                              Delaware
Janus Cleveland - Independence, Inc.                       Delaware
Janus Hospitality I, L.L.C.                                Delaware
JI Subsidiary, Inc.                                        Delaware
Kings Dominion Lodge, G.P.                                 Virginia
Beckelbe, Inc.                                             Delaware
Beckelbe, Ltd.                                             Ohio
JAGI Juno, L.L.C.                                          Delaware
Motel Associates of Pompano Beach, Inc.                    Florida

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